SEARCH BY HEADLINES.COM CORP.

SECOND ADDENDUM TO LOAN AGREEMENT

Further to that certain Loan Agreement dated January 16, 2012 (the “Loan Agreement”) between Search By Headlines.com Corp. (the “Lender”) and Naked Boxer Brief Clothing Inc. (the “Borrower”), the Lender and the Borrower agree, for good and valuable consideration, the receipt of which is acknowledged by each party, to, in accordance with Section 2.2 of the Loan Agreement, increase the principal amount of the Loan (as defined in the Loan Agreement) by $150,000 (the “Third Advance”) to a total of $225,000, of which $75,000 has previously been provided by the Lender to the Borrower, and an additional $150,000 will be provided by the Lender to the Borrower upon the execution of this Addendum.

The Lender and the Borrower agree that this Addendum forms a part of and is subject to the terms and conditions set out in the Loan Agreement and that the Third Advance forms part of the Loan and the Borrower’s Indebtedness (as those terms are defined in the Loan Agreement).  The Lender and the Borrower agree that the Loan Agreement and the General Security Agreement dated January 16, 2012 of the Borrower in favour of the Lender each remain in full force and effect and all of the terms and conditions in the Loan Agreement remain the same, except to the extent expressly amended by this Addendum.

This Addendum will be governed by and construed in accordance with the laws of the Province of British Columbia and any federal laws of Canada applicable therein, and the Borrower and the Lender hereby attorn to the jurisdiction of the courts of competent jurisdiction of the Province of British Columbia in any proceeding hereunder.

This Addendum may be signed by the parties in counterparts and delivered by facsimile transmission or other form of electronic communication capable of producing a printed copy.

This Addendum is effective as of the 11th day of April, 2012.

SEARCH BY HEADLINES.COM CORP. Per: /s/ James Geiskopf Authorized Signatory

NAKED BOXER BRIEF CLOTHING INC. Per: /s/ Joel Primus Authorized Signatory